Exhibit 99.1

FOR IMMEDIATE RELEASE

FiberTower Corporation and First Avenue Networks

Announce Merger Agreement

Creates Nation’s Leading Provider of Fixed Wireless Services

SAN FRANCISCO and MCLEAN Va., May 15, 2006 — FiberTower Corporation, a national provider of wireless backhaul, and First Avenue Networks Inc. (Nasdaq: FRNS), a nationwide provider of fixed wireless transport services, today announced that they have entered into a definitive merger agreement to combine the two companies in an all-stock transaction valued at approximately $1.5 billion.

Under the terms of the agreement, First Avenue will issue approximately 73.3 million of its common shares, subject to adjustment, to the FiberTower shareholders. As a result, FiberTower shareholders will own 51 percent of the combined entity on a fully diluted basis.

The combined company will be named FiberTower Corporation and will be listed on the Nasdaq Stock Market. It will emerge as one of the nation’s largest operators of wireless transport services. Both companies today operate networks to provide backhaul – transport from cell site to switch – for wireless carriers. The new company will have an installed base in 12 markets with more than 1000 sites. The two companies’ networks and operations are complementary and once combined will have minimal overlap.

“Since our founding five years ago, we have been focused on delivering mission-critical backhaul to our customers,” said Scott Brady, CEO, FiberTower. “We have five of the leading wireless carriers live on our network and have built a sizable customer backlog based on the success of our networks. Combining First Avenue’s spectrum assets with our operational expertise, customer contracts and relationships with leading tower companies, positions the merged company to increase its speed to market and have a larger impact for our customers. This will enable us to go deeper in our existing markets and broaden our reach to new markets.”

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FiberTower and First Avenue Networks Announce Merger – 2/2/2

“This merger is about accelerating business growth and minimizing the associated business risks,” said Michael Gallagher, President and CEO, First Avenue Networks. “The market is aggressively implementing high capacity applications, and wireless transport is ideal for backhauling these services. This deal puts us on the fast track to scale the combined company on a nationwide basis. By combining the passion, experience and assets of two leading-edge companies, we will be able to accelerate our market impact with faster deployments and increased market coverage. I am confident that given the strength and balance of our combined management team we have the leadership in place to accomplish these objectives.”

Together, the two entities will have a singular focus on solving an important business problem – backhaul. According to Craig M. Clausen, Senior Vice President and COO, New Paradigm Resources Group, Inc., “During the next few years a critical mass of cell sites, enterprises and government facilities will begin migrating to high capacity services. The movement to support enhanced network services – via wired or wireless connectivity – is already underway.”

Upon close of the merger, Michael Gallagher will become CEO of the new entity. He brought over 22 years of telecommunications, networking, and wireless industry experience to First Avenue Networks when he took the helm as president and CEO in early September 2005. The newly merged company’s board of directors is to consist of five members selected by FiberTower and three members selected by First Avenue in addition to CEO Michael Gallagher.

Closing is subject to customary conditions, including receipt of applicable regulatory approvals. The transaction is expected to close by the end of the third quarter of 2006. As a result of the foregoing uncertainties, there can be no assurance that the transaction will be completed.

Conference Call

The management teams of both companies will host a financial analyst and investor conference call today, May 15 at 1:00 p.m. ET (10:00 a.m. PT). The call can be accessed at 1-800-860-2442 (U.S.) or 1-412-858-4600 (outside U.S.). A live Webcast of the call will also be provided at www.firstavenet.com. For those unable to listen to the live conference call, a telephone replay will be available at 1-877-344-7529 (U.S.) or 412-317-0088 (outside U.S.). Please enter 390741 when prompted for the account number followed by the # sign. The telephone replay will be available beginning May 16, 2006 at 8:00 a.m. ET through May 23, 2006 at 4:00 p.m. ET. A Webcast archive will also be available on First Avenue’s investor relations Web site.

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FiberTower and First Avenue Networks Announce Merger – 3/3/3

Additional Information and Where to Find It.

In connection with First Avenue’s proposed business combination with FiberTower, First Avenue intends to file relevant materials with the SEC, including an information statement on Schedule 14C. Investors and security holders are urged to read these when they become available because they will contain important information about First Avenue, FiberTower and the proposed transaction. The information statement and other relevant materials (when they become available), and any other documents filed by First Avenue with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting First Avenue by directing a written request to: First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, Virginia 22102, Attention: Investor Relations.

No Offer or Solicitation.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, not shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification, or obtaining an exemption to such registration or qualification, under the securities laws of any such jurisdiction.

About FiberTower Corporation

FiberTower Corporation, www.fibertower.com, is the first company to recognize and treat wireless backhaul as part of a mission critical network by delivering a service that promotes growth, scalability and service quality in wireless networks. FiberTower delivers groundbreaking improvements in backhaul performance and opens new market opportunities. Wireless carriers, who recognize that their network is the heart of their differentiation and success, now have an alternative backhaul provider enabling them to protect and enhance their brands and reputations built on a superior network.

About First Avenue Networks

First Avenue Networks (NASDAQ: FRNS) is a leader in delivering wireless transport services to cellular carriers, service providers and government suppliers and agencies. First Avenue provides wireless backhaul and Carrier Ethernet services over its licensed spectrum footprint, which includes nationwide 24 GHz and 39 GHz holdings. For further details, visit www.firstavenet.com or call (703) 864 4165.

Forward Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding expected benefits and value of the contemplated merger, increased demand for the services, strategy, forecasts of revenues, earnings estimates, statements regarding contracts, work or revenue opportunities that may be secured in the future, and related information, all of which are based on current factual information and certain assumptions about future events which management believes to be reasonable at this time.

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FiberTower and First Avenue Networks Announce Merger – 4/4/4

There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, the proposed transaction not being consummated, anticipated synergies from the proposed transaction not being achieved, inherent risks of integrating two companies, changes in demand for services from external factors including general economic conditions or changes in wireless demand or technology affecting network expansion strategies at and financing opportunities for wireless carriers and other customers, delays in the award of new work, the termination or reduction of existing projects due to changes in the financial condition or business strategies of the wireless carriers and other customers, dependence on hiring and retaining professional staff and key personnel, fluctuations in quarterly results from a variety of internal and external factors including changes in the estimates with respect to the completion of fixed-price contracts, lengthy sales cycles especially with respect to larger contracts that may account for a significant portion of the anticipated revenues, intense competition in the marketplace especially from competitors with greater financial resources and financing capabilities, and those risk factors described in First Avenue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q

Contact:

FiberTower Corporation	First Avenue Networks
Company Contact:	Company & Investor Contact
Ian Brady	Trish Drennan
(415) 659 3506	(571) 333 5578
ian@fibertower.com	tdrennan@firstavenet.com

Fiber Tower Corporation	First Avenue Networks
Media Contact:	Media Contact:
Laureen McGowan	Linda Pitt
Greenough Communications	GAJ Services Inc.
(617) 275 6515	(859) 291 1005
lmcgowan@greenough.com	lpitt@gajservices.com

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